                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-19390, Post-Effective Amendment No. 1 to Registration Statement No. 2-84205, Registration Statement No.33-59546, and Registration Statement No.33-878000 on Forms S-8, of our report dated May 28, 1996 appearing in this Annual Report on Form 10-K/A of TransTechnology Corporation for the year ended March 31, 1996.



/s/Deloitte & Touche LLP
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Parsippany, New Jersey
September 13, 1996